October 31, 2014

    Re: Transfer Agency and Services Fees

Dear Sir/Madam:

This letter constitutes our agreement with respect to the compensation to be paid to BNY Mellon Investment Servicing (US) Inc. ("BNY Mellon" or "BNYM") under the terms of a Sub-Accounting And Administrative Services Agreement, dated as of the date stated above, between BNYM, Quasar Distributors, LLC and Trust for Advised Portfolios on its own behalf and on behalf of 1919 Financial Services Fund, 1919 Socially Responsive Balanced Fund, 1919 Variable Socially Responsive Balanced Fund and 1919 Maryland Tax-Free Income Fund ("Sub-Accounting Agreement") for services provided to and on behalf of each of the Funds.  This letter constitutes the Fee Agreement, as defined at Section 9(a) of the Sub-Accounting Agreement.  "Fund" has the same meaning in this letter agreement as in the Sub-Accounting Agreement. Pursuant to Section 9(a) of the Sub-Accounting Agreement, and in consideration of the services to be provided to each Funds, each Fund will pay BNY Mellon certain fees and reimburse BNY Mellon for certain expenses, as follows:

Part I.    Fees.

A.           Account Fee.

Active Direct	$__ per account per annum

Compliance Fees

AMLAnnual Fee:	Included

CIPAnnual Fee:	Included

Services to be provided include anti-money laundering, customer identification program, SSAE16 reporting and summary of policies and procedures.

News and Exception Workflow System Fees	Included

Internet Account Management Fees	Included

Shareholder Account Manager (SAM)
Other Fees and Charges

Transmissions	Included

Portfolio set ups	Included

Portfolio mergers and acquisitions	Included

Disaster recovery	Included

Purchases	Included

Exchanges and Transfers	Included

Maintenances	Included

Withdrawals/distributions	Included

Liquidations	Included

Correspondences	Included

Call outs and call ins	Included

Gain/Loss reporting	Included

Management company support (Including research, reporting, problem resolution, etc.)	Included

Monthly management reporting (customized)	Included

Dealer commission and 12b-1 processing	Included

Small account fee process	Included

Training	Included

AdvisorCentral	Included

B.           System Enhancement Fees.

Mainframe:	$__ per hour

Non mainframe:	$__ per hour

C.           General Term Regarding Annual Fees.

Fees indicated to be annual fees will be calculated and paid monthly on one-twelfth (1/12th) of the annual fee amount.

Part II.    Other Charges

A.           Miscellaneous Charges

Miscellaneous charges include, but are not limited to, charges for the following products and services as applicable:

• Banking services • Digital archival • Digital recording • B/C Notices • Consolidated Statements	• Custom development /programming • Pre-printed stock • Deconversion expenses • Research requests • Overnight package administration –

B.           Out-Of-Pocket Expenses.

Out-of-pocket expenses include but are not limited to:

•	Telephone lines
•	Postage
•	Overnight delivery

•	Hardware/phone lines for transmissions
•	Record retention and retrieval
•	Travel expenses incurred at your direction
•	Escheatment (charges of Keane or similar abandoned property/escheatment provider, mailings, forms, envelopes, postage, mailing print/mail vendor charges, other charges approved by a Fund)
•	Digital recording
•	Postage
•	Banking charges
•	Courier services-FedEx, UPS, etc.
•	800 lines – AT&T, Sprint, etc.
•	Hardware or software third party (with consent of a Fund)
•	Iron Mountain storage fees
•	Inventory
•	Record retention

C.           Shareholder expenses (which may be incurred by the Fund).

Shareholder expenses include but are not limited to:
•	IRA processing
•	Exchange fees between funds
•	Requests for account transcripts
•	Lost certificate bonding
•	Overnight delivery if requested by the shareholder
•	Wire fee for disbursement if requested by the shareholder
•	All other miscellaneous fees incurred on behalf of the fund

D.           Print Mail Fees.

Printing
per confirm or statement image printing	$___
per check printing	$___

Inserting
Confirms
daily confirms: machine inserting per page (includes BRE/CRE) per thousand	$___
minimum:	$___
daily confirms: custom inserting per page (includes BRE/CRE), per thousand	$___
minimum	$___
additional inserts custom insertion	$___
additional inserts machine insertion	$___

Statements
statements: machine inserting per page (including BRE or CRE), per thousand	$___
minimum	$___
statements: hands inserting per page (includes BRE or CRE), per thousand	$___
minimum	$___

additional inserts custom insertion	$___
additional inserts machine insertion	$___

Checks
daily checks machine insertion per page, per thousand	$___
minimum	$___
daily checks custom insertion per page, per thousand	$___
minimum	$___
additional inserts custom inserting	$___
additional inserts machine	$___

Periodic checks custom inserting, per thousand	$___
minimum	$___
periodic checks machine inserting, per thousand	$___
minimum	$___
Machine intelligent (selective) inserting: per page (all output types), per thousand	$___
minimum	$___
Hands intelligent (selective) inserting: per page (all output types), per thousand	$___
minimum	$___
Listbills	$___
minimum	$___

SHIPPING/DELIVERY
Inventory receipts/S.K.U	$___
Inventory storage/location/month - per skid	$___
Courier charge	at cost
Shipping boxes	$___
Oversized envelopes	$___

OTHER TAX/COMPLIANCE MAILINGS
Duplex print, each	$___
Simplex print, each	$___
Machine insert 1 piece, per thousand	$___
minimum	$___
Custom insert 1 piece, per thousand	$___
minimum	$___
Additional machine insert, each	$___
Additional custom insert, each	$___
Work order administration fee	$___
Affidavit charge, each	$___
Machine fold material, per thousand	$___
Custom insert fold material, each	$___

OTHER FEES
Work Order Administration fee	No Charge
Manual pulls, each	$___
Special projects, per hour	$___
Per piece mail preparation/pre-sort fee, per piece	$___
Fast forward fees, per piece	$___
Folding Machines per thousand	$___
Folding Hands, per piece	$___
Cutting, per thousand	$___
Tabbing (self mailers any size), 1 tab, per thousand	$___
Tabbing (self mailers any size), 2 tabs, per thousand	$___

DIGITAL SERVICES
Monthly service fee (AOS reports)	$___
Annual per statement fee (HTML) per image
0 - 300,000 accounts	$___
300,000 - 700,000 accounts	$___
In excess of 700,000 accounts	$___
Original PDF images (pages), per image
0 - 1 million	$___
1 million - 3 million	$___
In excess of 3 million	$___
Web maintenance and PDF server storage for presentment (pages), per image	$___
Line data & Alchemy storage (year-end transcripts), per image	$___
Original CD-ROM charges	$___
Email Notification (per email)	$___

Fund Compliance Mailings – Prospectus, annual report, semi-annual reports, Section 19 notices
Creation of zip disk mailing file	$___
ZIP+4 data enhancement (clean/format all addresses), per thousand	$___
Minimum	$___
Data manipulation (create mailing data base, split files), per hour	$___
Data extract shareholder records from mainframe system, per hour	$___
Household (combining) programming: record consolidation, per thousand
Minimum	$___
Address and Machine insert #10 or 6x9 (1 piece), per thousand	$___
Minimum	$___
Additional machine insert #10 or 6x9, per thousand	$___
Address and machine insert 9x12 (1 piece), per thousand	$___
Minimum	$___
Additional machine insert 9x12, per thousand	$___
Address envelope only (#10, 6x9, or 9x12, i.e. self mailer), per thousand	$___
Minimum	$___

Create and affix labels to self mailers, per piece	$___
Minimum	$___
Custom insert one piece into A#10, 6x9 & 9x12, per piece	$___
Minimum	$___
Custom insert additional pieces, per piece	$___
Hand sort 9x12s (standard mail pre-sort), per thousand	$___
Create and affix labels, hand insert one piece, per piece	$___
Print labels only, per label	$___
Affix labels only, per label	$___
Compliance legal mailing (first class - mailing has started)	$___
Copy of U.S.P.S. forms 3602 or 3606 per mailing, each	$___
Create mailing list (AOS not processing mailing, per entry	$___
Print and process, package	$___
Work order administration fee, each	$___
Duplicate tax forms, each	$___
minimum	$___
Intelligent inserting (selective), each	$___
Additional machine insert, each	$___
Additional custom insert, each	$___
Affidavit charge, each	$___

E.           Special Requests.  Any expenses incurred at the direction of Fund, not expressly included herein.

F. ADDITIONAL PRINT MAIL. Special Mailings Not Expressly Included In Subsection D.
Creation of zip disk mailing file	$___
ZIP+4 data enhancement (clean/format all addresses), per thousand	$___
Minimum	$___
Data manipulation (create mailing data base, split files), per hour	$___
Data extract shareholder records from mainframe system, per hour	$___
Household (combining) programming: record consolidation, per thousand	$___
Minimum	$___
Address and Machine insert #10 or 6x9 (1 piece), per thousand	$___
Minimum	$___
Additional machine insert #10 or 6x9, per thousand	$___
Address and machine insert 9x12 (1 piece), per thousand	$___
Minimum	$___
Additional machine insert 9x12, per thousand	$___
Address envelope only (#10, 6x9, or 9x12, i.e. self mailer), per thousand	$___
Minimum	$___

Create and affix labels to self mailers, per piece	$___
Minimum	$___
Custom insert one piece into A#10, 6x9 & 9x12, per piece	$___
Minimum	$___

Other Special Mailings Not Expressly Included In Part D.
Custom insert additional pieces, per piece	$___
Hand sort 9x12s (standard mail pre-sort), per thousand	$___
Create and affix labels, hand insert one piece, per piece	$___
Minimum	$___
Print labels only, per label	$___
Affix labels only, per label	$___
Compliance legal mailing (first class - mailing has started)	$___
Copy of U.S.P.S. forms 3602 or 3606 per mailing, each	$___
Create mailing list (AOS not processing mailing, per entry	$___
Minimum	$___
Print and process, each	$___
Work order administration fee, each	$___
Minimum processing per job	$___
Duplicate tax forms, each	$___
minimum	$___
Intelligent inserting (selective), each	$___
Additional machine insert, each	$___
Additional custom insert, each	$___
Affidavit charge, each	$___

G.          ADDITIONAL OUT-OF-POCKET EXPENSES.

1.           Fund shareholder applications
2.           Shareholder account kits
3.           Fund shareholder Welcome Letters
4.           Fund Shareholder Reference Guides
5.           60 day reinvest card
6.	Dalbar measurements of call center representatives and services that specifically address inquiries related to the Funds

H.           In connection with the Amended and Restated Services Agreement, dated as of June 2, 2011 ("Primerica Agreement"), by and among BNYM, Primerica Shareholder Services, Inc. ("PSS") and PFSI Investments Inc. ("PFSI"), PSS is obligated to pay BNYM for out-of-pocket expenses incurred by BNYM in connection with the SuRPAS Accounts in accordance with the Primerica Agreement.  Each fund acknowledges and agrees to reimburse BNYM for out-of-pocket expenses owed by PSS pursuant to the Primerica Agreement, as it may be amended or extended from time to time, in accordance with the following formula on a monthly basis:

(SA divided by T) multiplied by E

Where:
T =	Total number of open ledger positions serviced by BNYM pursuant to the Primerica Agreement in a particular month
SA =	Total number of open ledger positions in SuRPAS Accounts serviced by BNYM pursuant to the Primerica Agreement in a particular month
E =	Total out-of-pocket expenses PSS is obligated to reimburse BNYM in accordance with the Primerica Agreement for a particular month

Part III.    Miscellaneous Terms.

This fee letter agreement may be adjusted or modified only by a written amendment executed by the parties hereto.

All amounts due will be payable within 30 days of receipt of the invoice except for any fees or expenses that are subject to a good faith dispute.  Fees not paid within 60 days of the date of the invoice will be subject to a late charge of 1.5% per month. Any objections, corrections, or adjustments to a bill must be raised by any party within 12 months of the billing date. After the 12-month period, all bills will be considered final.

Fee waivers are temporary and given at BNY Mellon's discretion.  BNY Mellon may cancel a fee waiver at any time at its discretion unless it has agreed in writing to a specified effective period.

"Fees" for all purposes of this fee letter means all fees as well as all other compensation amounts in this fee schedule not specifically called fees, such as transaction charges and other charges, monthly minimums, fee "caps", hourly rates, Shareholder expenses and other quoted expenses, and expense "caps", but does not include interest rates, percentages used for fee discounts or for fee reductions, deductions or adjustments of any nature or amounts in waiver provisions.

To the extent necessary or appropriate to interpret or enforce the terms of this fee letter agreement, applicable terms of the Sub-Accounting Agreement shall apply and be deemed incorporated by reference into this fee letter agreement. This fee letter agreement embodies the final, complete, exclusive and fully integrated record of the agreement of the parties on the fees, charges and reimbursable expenses set forth herein and, in conjunction with terms of the Sub-Accounting Agreement addressing administrative matters relating to fees and reimbursable expenses, supersedes all prior agreements, understandings, proposals, responses to requests for proposal, memoranda of understanding or memoranda of any other nature, terms sheets, letters of intent and communications of any other nature relating to such subject matter.

The Bank of New York Mellon Corporation (“BNYM Corporation”) has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNYM Corporation and its subsidiaries and (ii) to expand and develop client relationships.  This program may lead to the payment of referral fees and/or bonuses to employees of BNYM Corporation or its subsidiaries who may have been involved in a referral that resulted in the obtaining of products or services by the client covered by the Sub-Accounting Agreement to which this fee schedule relates or which may be ancillary or supplemental to such products or services. Any such referral fees or bonuses are funded solely out of fees and commissions paid with respect to all such services or products.

The term “Included” when used to signify a fee for a particular service means the service is included, without a separate charge, in the bundle of services being provided for the fees listed in this fee letter.

All of the information contained within this fee schedule is confidential and should not be made available to third parties without prior permission from BNY Mellon.

If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

BNY Mellon Investment Servicing (US) Inc.	Trust for Advised Portfolios
On behalf of the Investment Company and each Fund, each in its individual and separate capacity

By: /s/ Christopher Healy	By: /s/ Christopher E. Kashmerick

Name: Christopher Healy	Name: Christopher E. Kashmerick

Title: Managing Director	Title: President

By signing below, Quasar acknowledges that it has no rights or obligations of any nature under this fee letter and is signing this fee letter solely to acknowledge, as the Selling Agent (as defined in the Sub-Accounting Agreement) and as a party to the PFS Dealer Agreement (as defined in the Sub-Accounting Agreement), its knowledge and acceptance of the contractual relationship established by this fee letter with respect to the SuRPAS Accounts (as defined in the Sub-Accounting Agreement).

Quasar Distributors, LLC

By: /s/ James R. Schoenike

Name: James R. Schoenike

Title: President